Exhibit 10.1



                                PURCHASE CONTRACT
                                -----------------


         THIS AGREEMENT made and entered into this _ day of January 1998, between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and STERLING APARTMENTS, LLC, (hereinafter called "Seller").


                                    ARTICLE I
                                  THE PROPERTY

         1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as STERLING POINT APARTMENTS located in CHARLOTTE, NC, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 192 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property (excluding clubhouse and model furnishings, pictures and accessories. However, Seller agrees to permit Purchaser to use such excluded property for a period of thirty (30) days after closing) used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

         2.1 PURCHASE PRICE. The total purchase price shall be NINE MILLION SEVEN HUNDRED THOUSAND ($9,700,000) DOLLARS as evidenced by cash or cash equivalent at closing.

         2.2 DEPOSIT. $100,000 to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with the Title Company of North Carolina or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

                                   ARTICLE III
                                  TITLE MATTERS

         3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by Special Warranty Deed in the form attached hereto as EXHIBIT C, subject to general taxes for the current year not yet due and payable and utility easements which do not


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interfere with the present use of the Property.

         (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

         3.2 TITLE DEFECTS; ELECTION TO CURE. Seller shall furnish to Purchaser evidence of a prior commitment for Title Insurance, (the commitment). If title is not marketable, except as stated above in the preceding paragraph Purchaser shall give written notice of any defects in title to Seller's counsel within ten
(10) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

         3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser.


                                   ARTICLE IV
                                   PRORATIONS

         4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, to the day of the closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

         4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

         4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant

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for any delinquent rent apportioned to the Seller.

         4.4 PRIOR LEASE CONCESSIONS. Seller represents that there are no rent concessions which are not reflected in the actual rent collected as set forth in the rent list attached hereto as EXHIBIT D.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

         5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

                  (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have ten (10) days in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

                  (B) The receipt by Purchaser of Seller documents  described in
7.2 below.

                  (C)  On  the  condition  that  Sellers   representations   and
warranties described in Article VIII below remain true and correct.

                  (D) On the condition that there have been no material or adverse changes to the property or leases.

                  (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                  (F) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or

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easements  affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title
Insurer  issue  its   endorsement   insuring   against  damage  caused  by  such
encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty
(30) day period, Purchaser may elect, on or before the Closing Date, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to
the  other  hereunder,   or  (ii)  accept  the  property  subject  to  any  such
encroachment or violation.

         6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

         6.2.1 PREPARATION FOR INSPECTION. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all insurance policies applicable to the Property to include loss runs for the last two (2) years; Plans and Specifications for the Property, service contracts, Certificates of occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property. A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of its knowledge and belief.

         6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents and contractors shall have until January 13, 1998 (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above.

         6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. if Purchaser is not satisfied, in its sole and exclusive discretion,


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with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other hereto, and all deposits shall be returned to Purchaser.


         6.2.4 TERMINATION OF INSPECTION PERIOD. Notwithstanding anything to the contrary set forth herein, the Inspection Period shall expire on January 13, 1998, or on such other date as the parties may agree to in writing.


         6.2.5 "RENT READY". During the RR "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, which have been vacant for five or more days are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

         6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

                                   ARTICLE VII
                                     CLOSING

         7.1 CLOSING. Closing will be held on or before two (2) days after the completion of the Inspection Period at such place and at such time as the parties may agree.

         7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

             (A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

             (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property shall be


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provided on site.

             (C) INTENTIONALLY OMITTED. There are no security deposits.

             (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

             (E) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

             (F) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

             (G) Seller shall provide, a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exist, Seller shall proceed to have any corrective work completed prior to closing or Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.

             (H) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, and (3) the existing Property telephone number. Purchaser acknowledges that Seller is retaining all rights to the name "Sterling Point" or the company name "Grubb Management" as well as logos, trademarks and signage associated with that name. Purchaser agrees to change the name within thirty (30) days.

             (I) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.


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             (J) Evidence  satisfactory to Purchaser that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

             (K) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles or by-laws, which may affect seller's ability to convey marketable title.

             (L) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

             (M) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

                 (i) An opinion of Seller's counsel, in a form satisfactory to Purchaser, stating that:

                     (a) The individual(s) executing the deed and related documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.

                     (b)  That   the   partner   or   officer   can   bind   the
Partnership or Corporation.

             (N) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property.

             (O)  Seller  shall  provide  a   satisfactory   and  valid  written
termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

             (P) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser as approved and signed by Seller.

             (Q) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

             (R) A representation letter as normally required by auditors for a public company in the form attached hereto as


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EXHIBIT F. This clause shall survive closing for six months.

           7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

               (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

               (B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

               (C) Deliver to the Seller a resolution of the Purchaser that:

                   (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                   (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

           8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:


               (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

               (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

               (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

               (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall



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survive for one year following closing.

               (E) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

               (F) The Property abuts on and has direct vehicular access to a public road.

               (G) All building and other improvements at the Property are located entirely within the boundary lines of the Property.

               (H) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof.

               (I) That to the best knowledge of the Seller, the drainage within the project is satisfactory and complies in all respects with all government regulation.

               (J) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code") , and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

               (K) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and this representation shall survive for a period of six months.

               (L) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.


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           8.2 CONTINUATION OF REPRESENTATIONS,  WARRANTIES AND COVENANTS TO THE
DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

           8.3 BREACH  OF  REPRESENTATIONS,   WARRANTIES  AND  COVENANTS.
               (A) Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

               (B) In the event that Purchaser shall breach any warranties, it agrees to indemnify Seller for any reasonable costs and expenses that Seller may have incurred.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

           9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty to the extent of $50,000 or more, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds arising from such damage and will compensate Purchaser for his pro-rata share as stated in 4.1 of lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

           9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area) , Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such


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payments.

           9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

           10.1 COMMISSION. Seller agrees to pay a brokerage fee to BERKLEY CAPITOL ADVISORS, pursuant to separate agreement between the parties. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                     DEFAULT

           11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

           11.2 SELLER'S DEFAULT. Upon seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder. Seller shall indemnify Purchaser for any reasonable attorney's fees at their normal hourly rate incurred by Purchaser if Purchaser elects to pursue its option of specific performance noted above and if Purchaser prevails.

           11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

           12.1  ENTIRE   AGREEMENT.   This  Agreement  sets  forth  the  entire
understanding between the parties; it supersedes all previous agreements and representations which are deemed merged


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herein and may not be modified except in writing.

           12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller.

           12.3 SEVERABILITY. If any provision, sentence phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

           12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

           12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

           12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

           12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

           12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

           12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

           12.10 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                 (a) EXHIBIT A, the legal  description  of the Land.
                 (b) EXHIBIT B, list of personal property.


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



                 (c) EXHIBIT C, the form of Deed.
                 (d) EXHIBIT D, rent list
                 (d) EXHIBIT E, the form of the  Assignment  and  Assumption  of
                     Personal   Property,   Service  Contracts,  Warranties  and
                     Leases.
                 (e) EXHIBIT F, the form of Representation Letter.


                                  ARTICLE XIII
                                     NOTICE

                 13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):


                  To Seller:        Sterling Apartments, LLC
                                    c/o Gordon Grubb, Esq.
                                    11000 Regency Parkway, Suite 101
                                    Cary, NC 27511
                                    Fax:    (919) 461-3939


                  To Purchaser:     Mr. Gus Remppies
                                    Cornerstone Realty Group, Inc.
                                    306 E. Main Street
                                    Richmond, VA 23219
                                    Fax: (804) 782-9302


                  With a copy to
                   Purchaser's Attorneys:   Harry S. Taubenfeld, Esq.
                                            Zuckerbrod & Taubenfeld
                                            575 Chestnut St., P.O. Box 488
                                            Cedarhurst, NY  11516
                                            Fax: (516) 374-3490

                                                    -and-

                                            Ted Oliver, Esq.
                                            Manning, Fulton & Skinner, P.A.
                                            500 UCB Plaza
                                            3605 Glenwood Avenue
                                            Raleigh, NC  27612
                                            Fax: (919) 781-0811


           13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier or by facsimile transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

           IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

STERLING APARTMENTS, LLC,
Grubb Properties, Inc., Manager

By: /s/ R. Gordon Grubb
    ---------------------------------------

Its: Vice President
     --------------------------------------

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By: /s/ Stanley J. Olander, Jr.
    ---------------------------------------

Its:
     --------------------------------------

                                    EXHIBIT A


         BEGINNING at a set "PK" Nail located in the centerline of the right-of-way of York Road (N.C. Highway 49, currently a 100 ft. right-of-way), said point being located South 59-15-13 West 222.99 ft. from the point of intersection of the centerline of the right-of-way of York Road and the centerline of the right-of-way of John Price Road (currently a 60 ft. right-of-way) and running from said point of Beginning along the westerly and northerly lines of the property of Orion Development Corporation (now or formerly) as described in deed recorded in Book 5338, Page 484 of the Mecklenburg County Public Registry North 45-42-18 West 408.41 ft. To a found 1" pipe and South 44-17-42 West 209.57 ft. To an existing iron rod located in the northwesterly margin of the property of Gretta L. Neely (now or formerly) as described in deed recorded in Book 7428, Page 776 of the Mecklenburg County Public Registry; thence, along the northeasterly line of the Neely property North 45-40-29 West 382.48 ft. To an existing iron rod located in the easterly line of the property of Steele Creek Partnership (now or formerly) as described in deed recorded in Book 5732, Page 247 of the Mecklenburg County Public Registry; thence, along the easterly line of the Steele Creek Partnership Property and the easterly line of the property of York Ridge Apartments Associates (now or formerly) as described in deed recorded in Book 7843, Page 106 of the Mecklenburg County Public Registry North 06-35-17 West 649,66 ft. to a found concrete monument having grid coordinates N=504,343.752 and E=1,413,664.771 and being located North 07-38-13 East 1647.959 ft. (Ground) 1,647,713 ft. (Grid) from NCGS Monument "Moss" having grid coordinates N-502,710.6542 and E=1,413,445.797, combined grid factor = 0.99985065; thence along southerly line of Lots 4, 3, 2 and 1 as shown in map recorded in Map Book 24, Page 820 of the Mecklenburg County Public Registry the following two courses and distances: (1) North 84-41-12 East 341.53 ft. To a found 1" pipe and (2) North 58-33-36 East 490.37 ft. To a set "PK" nail located in the centerline of the right-of-way of John Price Road; thence along the centerline of the right-of-way of John Price Road the following 14 courses and distances: (1) South 00-09-19 East 42.94 ft. to a point, (2) South 03-13-28 East 49.98 ft. to a point, (3) South 06-30-28 East 50.00 ft. to a point, (4) South 09-37-28 East
26.00 ft. to a point, (5) South 12-02-12 East 58.69 ft. to a point, (6) South 16-19-46 East 51.52 ft. To a point, (7) South 20-58-24 East 81.38 ft. to a point,  (8) South  22-09-34 East 350.00 ft. to a point,  (9) South 18-48-44 East
50.00 ft. to a point, (10) South 13-52-17 East 50.03 ft. to a point, (11) South 08-48-53 East 49.98 ft. to a point, (12) South 03-50-17 East 49.98 ft. to a point, (13) South 01-30-39 West 27.21 ft, to a point, and (14) South 03-23-34 West 324.32 ft. to a point marking the point of intersection of the centerline of the right-of-way of John Price Road with the centerline of the right-of-way of York Road; thence along the centerline of the right-of-way of York Road South 59-15-13 West 229.99 ft. to a set "PK" nail being the point and place of BEGINNING, containing approximately 19.675 acres as shown on survey entitled South Point Apartments prepared by Delta Land Services, Inc. dated October 17, 1995 reference to which is hereby made for a more particular description.